                                AMENDMENT TO
                           SHAREHOLDERS' AGREEMENT

       This Amendment (the "AMENDMENT") is entered into as of December 28, 1999 and amends that certain Shareholders' Agreement (the "AGREEMENT") made and entered into as of the 2nd day of October, 1998 and amended as of September 24, 1999 among U.S. RealTel, Inc., an Illinois Corporation, Craig
M. Siegler, Siegler Corp., an Illinois Corporation, Stanley Siegler, Steven Siegler, the Florence Skolnik Siegler Foundation, Jordan E. Glazov, individually and as joint tenant with Sheila N. Glazov, Perry H. Ruda, Jo & Co., an Indiana general partnership, the Oliver family trusts identified on the signature pages hereto, Access Financial Group, Inc., Ross J. Mangano, James Hart, Troon & Co. and Brandywine Operating Partnership, L.P.
                                AGREEMENTS

      For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1. Upon issuance of any shares of the Company's common stock to Brandywine Operating Partnership, L.P. and/or Brandywine Realty Services Corporation (collectively, "BRANDYWINE") pursuant to the Securities Purchase Agreement dated December 28, 1999 between the Company and Brandywine, Brandywine shall be deemed to be and shall have all of the rights and obligations of a "Shareholder" pursuant to the Agreement, PROVIDED, HOWEVER, that, neither Brandywine or any direct or indirect transferee of any securities of the Company acquired by Brandywine, whether or not pursuant to the Securities Purchase Agreement (as defined below), shall be subject to the restrictions contained in Section 3 of the Agreement.

      2. Section 1 of the Agreement shall be amended by replacing the words "preceding paragraph" in the second paragraph thereof with the word "foregoing" and by adding the following as a paragraph in between the first and second paragraphs thereof: "In addition, pursuant to the Securities Purchase Agreement (the "SECURITIES PURCHASE AGREEMENT") dated December 28, 1999 between the Company and Brandywine Operating Partnership, L.P. and Brandywine Realty Services Corporation (collectively, "BRANDYWINE"), each Shareholder (on behalf of itself and transferees as contemplated more fully in Section 6 of the Agreement) hereby agrees to vote all of his or its Shares, at each annual or special meeting of the shareholders of the Company or to execute appropriate consents in lieu of such meetings, in favor of a Board of Directors comprised of not less than six members, and in favor of one individual designated by Brandywine to serve as a director of the Company."

      3. In all other respects, the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                                U.S. REALTEL. INC.


                                By: /s/ Perry H. Ruda
                                    ------------------------------------------

                                Its: Chairman
                                    ------------------------------------------


                                /s/ Craig M. Siegler
                                ----------------------------------------------
                                Craig M. Siegler

                                SIEGLER CORP.

                                By: /s/ Craig M. Siegler
                                    ------------------------------------------

                                Its: Chairman
                                    ------------------------------------------


                                /s/ Stanley Siegler
                                ----------------------------------------------
                                Stanley Siegler


                                /s/ Steven Siegler
                                ----------------------------------------------
                                Steven Siegler


                                FLORENCE SKOLNICK SIEGLER
                                FOUNDATION


                                By: /s/ Craig M. Siegler
                                    ------------------------------------------

                                Its: President
                                    ------------------------------------------

                                /s/ Jordan E. Glazov
                                ----------------------------------------------
                                Jordan E. Glazov, individually and joint
                                tenant, with Sheila N. Glazov

                                /s/ Sheila N. Glazov
                                ----------------------------------------------
                                Sheila N. Glazov, as joint tenant with Jordan
                                E. Glazov

                                /s/ Perry H. Ruda
                                ----------------------------------------------
                                Perry H. Ruda


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

                                JO & CO.


                                By: /s/ Ross J. Mangano
                                    ------------------------------------------

                                Its: President
                                    ------------------------------------------


                                JOSEPH D. OLIVER TRUST-
                                GO CUNNINGHAM FUND

                                By: /s/ Ross J. Mangano
                                    ------------------------------------------
                                Ross J. Mangano, as Trustee


                                JOSEPH D. OLIVER TRUST-
                                JAMES OLIVER II FUND

                                By: /s/ Ross J. Mangano
                                    ------------------------------------------
                                    Ross J. Mangano, as Trustee

                                JOSEPH D. OLIVER TRUST-
                                JOSEPH D. OLIVER JR. FUND

                                By: /s/ Ross J. Mangano
                                    ------------------------------------------
                                        Ross J. Mangano, as Trustee


                                JOSEPH D. OLIVER TRUST-
                                SUSAN C. OLIVER FUND

                                By: /s/ Ross J. Mangano
                                    ------------------------------------------
                                        Ross J. Mangano, as Trustee


                                ACCESS FINANCIAL GROUP, INC.


                                By: /s/ Mark J. Grant
                                    ------------------------------------------

                                Its: President, Capital Markets
                                    ------------------------------------------

                                /s/ Ross J. Mangano
                                ----------------------------------------------
                                Ross J. Mangano


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

                                /s/ James Hart
                                ----------------------------------------------
                                James Hart


                                TROON & CO.

                                By: /s/ Ross J. Mangano
                                    ------------------------------------------
                                    Ross J. Mangano, Trustee & Partner


                                BRANDYWINE OPERATING
                                PARTNERSHIP, L.P.

                                      By: Brandywine Realty Trust, its
                                      general partner

                                      By: /s/ Gerard H. Sweeney
                                          ------------------------------------
                                      Name:  Gerard H. Sweeney
                                      Title:  President and Chief
                                               Executive Officer


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